CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Registration Statement on Amendment No. 2 to the Form F-1 (“Registration Statement”) of Wowjoint Holdings Limited of our report dated June 26, 2009 with respect to the financial statements of China Fundamental Acquisition Corporation as of and for the years ended December 31, 2008 and 2007 which appears in such Registration Statement. We also hereby consent to the references to our firm under the caption “Experts” in such Registration Statement.

UHY VOCATION HK CPA Limited,
Hong Kong, The People’s Republic of China.
November 30, 2010.